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                                                                    Exhibit 23.1
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                         Independent Auditors' Consent
                         -----------------------------


The Board of Directors and Stockholders
The Failure Group, Inc.:


We consent to incorporation by reference in the registration statements (Nos. 33-38479, 33-46054, 33-72510, and 33-79368) on Form S-8 of The Failure Group,
Inc. of our reports date January 30, 1997, relating to the consolidated balance sheets of The Failure Group, Inc. and subsidiaries as of January 3, 1997 and December 29, 1995, and the related consolidated statements of income (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended January 3, 1997, and the related schedule, which reports appear or are incorporated by reference in the January 3, 1997, annual report on Form 10-K of The Failure Group, Inc.


/s/ KPMG Peat Marwick LLP


Palo Alto, California
March 31, 1997